EXHIBIT 99.4

Antares Acquisition, LLC

Financial Statements

Year Ended December 31, 2022

Antares Acquisition, LLC Table of Contents

222 W. Las Colinas Blvd, Suite 1570E, Irving, Texas 75039 | 214.492.1986 fax 972.887.9996

Independent Auditor’s Report

To the Members

Of Antares Acquisition, LLC

Opinion

We have audited the accompanying financial statements of Antares Acquisition, LLC, which comprise the balance sheet as of December 31, 2022, and the related statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Antares Acquisition, LLC as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Antares Acquisition, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Antares Acquisition, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

Tax | Audit | Advisory

MeredithCPAs.com | cpa@meredithcpas.com

MeredithCPAs is the trade name of Meredith CPAs, P.C.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Antares Acquisition, LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Antares Acquisition, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Irving,Texas
March 16,2023

Tax | Audit | Advisory

MeredithCPAs.com | cpa@meredithcpas.com

MeredithCPAs is the trade name of Meredith CPAs, P.C

Antares Acquisition, LLC

Balance Sheet
December 31, 2022

Assets
Cash	$237,715
Inventory	115,975,314
Lot deposits	7,978,289
Fixed assets, net	430,539
Prepaid and other assets	213,561
Operating lease right-of-use asset	9,045
$124,844,463

Liabilities and Members' Equity
Accounts payable	$2,896,274
Cash overdraft	844,840
Customer deposits	250,403
Accrued compensation	1,640,795
Accrued liabilities	1,290,254
Warranty reserve	189,216
State income tax payable	191,291
Due to Members	8,808,961
Acquisition and construction loans, net of deferred loan costs	68,582,256
Operating lease liability	9,045
84,703,335

Members' Equity	40,141,128
$124,844,463

See accompanying notes to financial statements.

Antares Acquisition, LLC
Statement of Operations
Year Ended December 31, 2022

Homebuilding Revenues, Net	$149,773,685
Cost of Revenues
Direct house costs	75,130,429
Lot costs	24,550,934
Interest	1,455,793
Closing costs	205,426
Indirect house costs	1,083,701
102,426,283
Gross Profit	47,347,402
Selling, General and Administrative Expenses	20,062,454
Net Income (Loss) From Operations	27,284,948
Other Income (Expense)
Other income	112,647
Net Income Before State Taxes	27,397,595
State Income Tax, Current	184,961
Net Income	$27,212,634

See accompanying notes to financial statements.

Antares Acquisition, LLC
Statement of Members' Equity
Year Ended December 31, 2022

Members' Equity, Beginning of Year	$25,528,494
Net Income (Loss)	27,212,634
Member Contributions	650,000
Member Distributions	(13,250,000)
Members' Equity, End of Year	$40,141,128

See accompanying notes to financial statements.

Antares Acquisition, LLC
Statement of Cash Flows
Year Ended December 31, 2022

Cash Flows From Operating Activities
Net income (loss)	$27,212,634
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation	232,697
(Increase) decrease in assets:
Inventories	(69,275,028)
Lot deposits	333,807
Prepaid and other assets	(24,297)
Increase (decrease) in liabilities:
Accounts payable	798,505
Customer deposits	47,996
Accrued compensation	215,381
Accrued liabilities	(437,902)
Warranty reserve	(220,585)
State income tax payable	53,841
Due to Members	2,293,343
Acquisition and construction loans	46,536,739
Net Cash Provided (Used) by Operating Activities	7,767,131
Cash Flows from Investing Activities
Purchase of fixed assets	(271,403)
Net Cash Provided (Used) by Investing Activities	(271,403)
Cash Flows From Financing Activities
Member contributions	650,000
Member distributions	(13,250,000)
Net Cash Provided (Used) by Financing Activities	(12,600,000)
Net Increase (Decrease) In Cash	(5,104,272)
Cash, Beginning of Year	4,497,147
Cash and Cash Overdraft, End of Year	$(607,125)

Supplemental Disclosures
State income taxes paid	$131,120

See accompanying notes to financial statements.

Antares Acquisition, LLC
Notes To Financial
Statements December 31, 2022

Note 1 - Nature of Business and Significant Accounting Policies

Nature of Business

Antares Acquisition, LLC (“the Company”) is a Texas limited liability company. The Company’s operations consist primarily of acquiring developed lots in subdivisions throughout Johnson, Kaufman, Hood, Denton, Ellis, Parker and Tarrant Counties and building single family homes on these lots using standard floor plans ranging from approximately 1,500 to 4,500 square feet. Homes are built in a production environment on both a speculative and a pre-sold basis.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Significant estimates used in preparing these financial statements include those assumed in computing warranty reserve and net realizable value related to inventory. It is at least reasonably possible that the significant estimates used will change within the next year.

Inventory

Inventory is stated at cost, which is less than or equal to net realizable value. Inventory consists of developed lots, homes under construction, models, and completed homes held for sale. Homes held for sale are classified as inventory until delivered. Inventory costs include lot costs, home construction costs, real estate taxes, and interest related to construction. Common costs prior to construction are typically allocated to individual residential lots on a pro-rata basis, and the costs of residential lots are transferred to construction in progress when home construction begins. Inventory is reviewed for impairment when events or changes in circumstances indicate that its carrying value may not be recoverable. For the year ended December 31, 2022, the Company recorded no impairment charges.

Revenue and Cost Recognition

Revenue from homebuilding is recognized at a single point in time upon closing the sale when title to and possession of the home is transferred to the customer. A deposit is received from the customer when a contract is signed, with the remaining transaction price due at the time of closing. Customer deposits are recognized as liabilities. The length of time between when the building of a house commences and the closing occurs does not usually exceed 12 months. Homebuilding revenues are recorded net of incentives. Homebuilding revenues totaled $149,773,685 for the year ended December 31, 2022.

Capitalized construction costs are charged to earnings at the time of closing. Construction overhead and selling expenses are expensed as incurred. Sales commissions are expensed as incurred and are included in selling, general, and administrative costs.

Depreciation

Property and equipment are recorded at cost, and depreciated over the estimated useful lives using the straight- line method. The estimated useful life is three years. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts, and any gains or losses are reflected in the accompanying statement of operations. Depreciation expense was $232,697 for the year ended December 31, 2022.

Antares Acquisition, LLC
Notes To Financial
Statements December 31, 2022

Note 1 - Nature of Business and Significant Accounting Policies, Continued

Customer Deposits

The Company receives deposits from customers before revenue is recognized, resulting in contract liabilities. Customer deposits were $250,403 and $202,407 as of December 31, 2022 and December 31, 2021, respectively.

Deferred Loan Costs

Deferred loan costs represent annual renewal fees on the line of credit. These costs are reported on the balance sheet as a direct deduction from the face amount of debt. These costs are amortized over the annual renewal period to interest expense using the straight-line method. Amortization recorded to interest expense was $327,389 for the year ended December 31, 2022.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expense was $1,343,438 for the year ended December 31, 2022.

Warranty Costs

Estimated future warranty costs are charged to cost of sales in the period when the revenues from home closings are recognized. Such estimated warranty costs are accrued as a percentage of the selling price at the time the house closes. Additional warranty costs are charged to cost of sales as necessary based on management’s estimate. Estimated future warranty costs include costs associated with the Limited Warranty provided to the homebuyer and the Company’s potential warranty obligations pursuant to various state laws. The length of the Company’s obligation ranges in time from one to ten years depending on the component of the home warranted.

Income Taxes

The Company does not incur federal income taxes; instead, its earnings are included in the Members’ income tax returns and taxed depending on the Members’ tax situation. The Company incurs Texas State Franchise taxes which are classified as income taxes in the Statement of Operations.

With respect to uncertain tax positions, the Company’s management believes their positions comply with applicable laws and they periodically evaluate exposures associated with tax filing positions. Consequently, no liability is recognized in the accompanying balance sheet for uncertain tax positions. If incurred, penalties and interest assessed by income taxing authorities are included in penalties or interest expense. With few exceptions, the Company is no longer subject to U.S. federal and state examinations by taxing authorities for years before 2019.

Variable Interest Entities

The Company has elected the consolidation accounting policy not to evaluate qualifying entities under the variable interest entity (VIE) guidance in FASB ASC. Qualifying entities represent certain entities under common control.

Antares Acquisition, LLC
Notes To Financial
Statements December 31, 2022

Note 1 - Nature of Business and Significant Accounting Policies, Continued

Leases

The Company assesses whether an arrangement qualifies as a lease based on if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company assesses at inception and only reassesses its determination if the terms and conditions of the arrangement are changed. The Company’s leases, consisting entirely of operating leases, are recorded on the balance sheet as operating lease right of use assets and liabilities. Only lease options that the Company believes are reasonably certain to exercise are included in the measurement of the lease assets and liabilities. Right of use lease liabilities are initially recognized based on the net present value of the of lease payments through the lease term. To calculate the net present value, the Company has elected to use the risk-free rate of interest. Right of use assets are recognized based on operating lease liabilities. Under the operating lease model, lease payments are expensed on a straight-line basis over the lease term.

The Company has elected to account for lease components and non-lease components as a single lease component. Variable lease payment amounts that cannot be determined at the commencement of the lease such as increases in lease payments based on changes in index rates or usage, are not included in the right of use assets or lease liabilities. These are expensed as incurred.

The Company has elected to apply the short-term lease exemption to all leases with an initial term of 12 months or less. Leases with an initial term of 12 months or less are not recorded on the balance sheet and lease expense is recognized in the statement of operations for these leases on a straight-line basis over the lease term.

Change in Accounting Principle

The Company adopted FASB Accounting Standards Update 2016-02, Leases (‘ASC 842’) effective January 1, 2022 using the modified retrospective approach. The adoption of ASC 842 resulted in the recognition of an operating lease liability of $9,045 and an operating lease right-of-use asset of the same amount as of December 31, 2022. There was no impact on beginning stockholders’ equity, net income, or the cash flows as a result of applying ASC 842.

Change in Accounting Estimate

Management has reevaluated its estimate of warranty reserve accrual based on trending evidence of warranty spend. As a result, Management determined to reduce the warranty reserve accrual by $585,000. The effect of this change was a decrease in warranty expense and increase in net income of $585,000 for the year ended December 31, 2022.

Antares Acquisition, LLC
Notes To Financial
Statements December 31, 2022

Note 2 - Inventory

Inventory consists of the following:

Lot inventory	$16,203,403
Homes under construction - contract building	4,774,884
Homes under construction - speculative	73,631,760
Homes under construction - models	481,877
Completed homes - contract building	4,685,454
Completed homes - speculative	15,838,527
Completed homes - models	359,409
$115,975,314

Note 3 - Fixed Assets

Fixed assets consist of the following:

Computer equipment	$344,386
Leasehold improvements	158,513
Model furniture	1,626,986
Office furniture and fixtures	99,284
Software	16,576
Trailer	7,880
2,253,625
Less: accumulated depreciation	(1,823,086)
$430,539

Note 4 - Warranty Reserve

Changes in warranty reserve consist of the following:

Balance at beginning of period	$409,801
Warranties accrued during the year	524,180
Charges during the period	(159,765)
Change in warranty reserve estimate (see Note 1)	(585,000)
Balance at end of period	$189,216

Note 5 - Acquisition and Construction Loans

Acquisition and construction loans include outstanding borrowings under five bank lines of credit and three other bank commitments. The maximum borrowings of the lines of credit and commitments totaled $222,872,117 as of December 31, 2022, of which the unused portion was $154,088,691. One of the lines with maximum borrowings totaling $14,000,000 expired during 2022. The loans outstanding bear interest based on Wall Street Journal prime rate with interest rates ranging from 3.85% to 8% per annum at December 31, 2022. The loans are secured by inventory and certain loans require personal guarantees of the Members. The Company is required to make loan payments as collateral is sold to obtain a release of the lien on the property being sold. Accrued interest is payable each month. Each of the loans contain certain restrictive covenants, including maintenance of certain financial ratios as defined in the respective agreement. The Company has deferred loan costs of $201,170 related to the lines of credit as of December 31, 2022.

Antares Acquisition, LLC
Notes To Financial
Statements December 31, 2022

Note 6 - Interest Cost

Interest costs charged to operations consist of the following:

Interest incurred	$2,367,291
(Increase) decrease in costs capitalized	(911,498)
Interest charged to operations through cost of revenues	$1,455,793

Interest costs directly related to, and incurred during, a project’s construction period are capitalized. Capitalized interest was $1,757,686 as of December 31, 2022. Interest paid was $2,367,291 for the year ended December 31, 2022.

Note 7 - Lease Commitments

The Company leases its corporate office space from an affiliate under common ownership on a monthly basis. The Company leases various office equipment under noncancellable operating leases. The Company leases storage space under a monthly operating lease. Rent expense totaled $153,962 for the year ended December 31, 2022, which includes rent of $84,799 paid to the affiliate. See Note 8.

The following lease costs are included in operating expense as of December 31, 2022:

Operating lease costs	$8,423
Short-term lease costs	138,269
Variable lease costs	7,270
$153,962

The following table provides information about cash flows and assumptions as of December 31, 2022:

Cash paid for operating lease liabilities	$8,423
Operating leases, weighted average remaining lease term	13 Months
Operating leases, Weighted average discount rate	1.5%

Maturities of lease liabilities are as follows:

2023	$8,423
2024	702
9,125
Less: interest	$(80)
Present value of lease liabilities	$9,045

Note 8 - Related Party Transactions

The Company has elected to apply the accounting alternative provided to private companies in FASB ASC 810 for certain entities under common control. As a result, the Company has not evaluated the following entities under common control in accordance with the guidance in the variable interest entities subsection of FASB ASC 810. The Company purchases developed lots from an affiliate under common ownership. The Company purchased a total of 120 lots at a total cost of $7,464,000 for the year ended December 31, 2022. The Company also pays monthly rent for its corporate office space to an affiliate under common ownership. Rent expense paid to the affiliate was $84,799 for the year ended December 31, 2022. The Company also reimbursed another affiliate under common ownership for certain model home expenses totaling $1,526 for the year ended December 31, 2022 in exchange for use of model homes owned by an affiliate. These expenses are recorded in Selling, General, and Administrative Expenses.

The Company routinely receives and pays back advances from its Members through Due to Members. The amount advanced from the Members was $2,293,343 for the year ended December 31, 2022. The balance due to the Members was $8,808,961 at December 31, 2022.

Antares Acquisition, LLC
Notes To Financial
Statements December 31, 2022

Note 9 - Concentrations

The Company’s ongoing business operations are dependent upon the availability of lots, building materials and subcontractors, which may be available from a limited number of sources.

Note 10 - Retirement Plan

The Company sponsors a defined contribution plan as defined by Section 401(k) of the Internal Revenue Code. The retirement savings plan expense to the Company was $0 for the year ended December 31, 2022. The company spent $0 on profit sharing for the year ended December 31, 2022

Note 11 - Management Review

Management has evaluated subsequent events through March 16, 2023, the date on which the financial statements were issued.